Exhibit (iii)

FIDELITY BOND ANALYSIS SHEET

Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	12/31/25	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Calvert Global Energy Solutions Fund	$ 159.9
Calvert Global Water Fund	$ 548.0
Calvert Green Bond Fund	$ 839.1
Calvert Small-Cap Fund	$ 1,875.3
Calvert Impact Fund, Inc. Totals		$ 3,422.3	2,100
Calvert Emerging Markets Focused Growth Fund	$ 6.7
Calvert Flexible Bond Fund	$ 779.9
Calvert Floating-Rate Advantage Fund	$ 52.0
Calvert Global Equity Fund	$ 10.6
Calvert Global Small-Cap Equity Fund	$ 18.6
Calvert Responsible Municipal Income Fund	$ 411.0
Calvert Small/Mid-Cap Fund	$ 206.6
Calvert Management Series Totals		$ 1,485.4	1,250
Calvert International Responsible Index Fund	$ 1,332.2
Calvert US Large-Cap Core Responsible Index Fund	$ 5,994.1
Calvert US Large-Cap Growth Responsible Index Fund	$ 940.6
Calvert US Large-Cap Value Responsible Index Fund	$ 1,865.4
Calvert US Mid-Cap Core Responsible Index Fund	$ 425.5
Calvert Responsible Index Series, Inc. Totals		$ 10,557.8	2,500
Calvert Balanced Fund	$ 1,476.9
Calvert Bond Fund	$ 4,167.9
Calvert Conservative Allocation Fund	$ 229.1
Calvert Equity Fund	$ 4,802.7
Calvert Focused Value Fund	$ 14.3
Calvert Growth Allocation Fund	$ 372.2
Calvert Moderate Allocation Fund	$ 390.8
Calvert Social Investment Fund Totals		$ 11,453.9	2,500

	Gross Assets at 12/31/24 (in millions 000,000 omitted)	Sum of Stand-Alone Series Gross Assets (in millions 000,000 omitted)	Amount of Bond Required (in thousands 000 omitted)

CVT EAFE International Index Portfolio	$ 207.8
CVT Investment Grade Bond Index Portfolio	$ 109.6
CVT Nasdaq-100 Index Portfolio	$ 671.3
CVT Russell 2000 Small Cap Index Portfolio	$ 254.1
CVT S&P 500 Index Portfolio	$ 546.9
CVT S&P MidCap 400 Index Portfolio	$ 611.9
CVT Volatility Managed Growth Portfolio	$ 81.8
CVT Volatility Managed Moderate Growth Portfolio	$ 55.4
CVT Volatility Managed Moderate Portfolio	$ 58.4
Calvert Variable Trust, Inc. Totals		$ 2,597.2	1,900
Calvert VP SRI Balanced Portfolio	$ 457.0
Calvert VP SRI Mid Cap Portfolio	$ 22.5
Calvert Variable Series, Inc. Totals		$ 479.5	750
Calvert Emerging Markets Advancement Fund	$ 131.6
Calvert Emerging Markets Equity Fund	$ 1,379.8
Calvert International Equity Fund	$ 874.9
Calvert International Opportunities Fund	$ 282.3
Calvert World Values Fund, Inc. Totals		$ 2,668.6	1,900

	Gross Assets at 12/31/24 (in millions 000,000 omitted)	Sum of Stand-Alone Series Gross Assets (in millions 000,000 omitted)	Amount of Bond Required (in thousands 000 omitted)
Calvert High Yield Bond Fund	$ 507.3
Calvert Income Fund	$ 1,343.2
Calvert Mortgage Access Fund	$ 106.8
Calvert Core Bond Fund	$ 1,205.9
Calvert Short Duration Income Fund	$ 2,774.0
Calvert Ultra-Short Duration Income Fund	$ 684.7
The Calvert Fund Totals		$ 6,621.9	2,500